                                                               Exhibit 99-B.10.1

                        Consent of Independent Auditors



The Board of Directors of Aetna Insurance Company of America and Contract Owners of Variable Annuity Account I:

We consent to the use of our report dated March 17, 1995 included herein and to the reference to our Firm under the caption "INDEPENDENT AUDITORS" in the Statement of Additional Information.

Our report dated March 17, 1995 refers to a change in 1993 in the Company's methods of accounting for certain investments in debt and equity securities.


                                       /s/ KPMG Peat Marwick LLP
                                       -------------------------
                                       KPMG Peat Marwick LLP

Hartford, Connecticut
February 16, 1996